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                                                                  EXHIBIT 23.11

                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

  I, Thomas E. Shenk, hereby consent to being named in the Registration Statement on Form S-4 of Cell Genesys, Inc. as a person designated as a director of Cell Genesys, Inc.


                                          ________/s/ Thomas E. Shen__________ k

Dated: April 20, 1997